SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               __________

                                FORM 8-K
                               __________


                             CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                            December 15, 1994
                    (Date of earliest event reported)




                            ITT CORPORATION
         (Exact name of registrant as specified in its charter)



          Delaware
(State of other jurisdiction or        1-5627              13-5158950
incorporation or organization)   (Commission File Number)  (I.R.S. Employer
                                                       Identification Number)







1330 Avenue of the Americas, New York, New York            10019-5490
(Address of principal executive offices)                   (Zip Code)



                Registrant's telephone number, including area code:
                                 (212) 258-1000


ITEM 5.  OTHER EVENTS.










Insurance Investment Operations

Insurance operations represent the Corporation's largest business segment in terms of assets and revenues. At September 30, 1994, policy liabilities and accruals totaled $32.1 billion (net of ceded reinsurance) which are backed by $40.1 billion in total assets (including insurance investments of $31.5 billion). The insurance segment is managed in two distinct groups; property and casualty operations and life operations. The investment portfolios of both the property and casualty and the life operations are managed based on the underlying characteristics and nature of their respective policy liabilities. Investment management strategies differ significantly as do the nature of these two businesses.

Property and Casualty Operations

Property and casualty policy liabilities totaled $13.9 billion (net of ceded reinsurance) at September 30, 1994 which are backed by $19.4 billion in total assets (including insurance investments of $14.2 billion). Property and Casualty investment strategies are developed based on a variety of factors including business needs, duration, regulatory requirements and tax considerations. The weighted average duration of the property and casualty investments approximates 4 and one half years while the weighted average duration of the policy obligations approximates 3 years. There are generally no guaranteed interest requirements related to Property and Casualty policy liabilities. Investments are comprised primarily of intermediate fixed maturity bonds and notes, taxable and non-taxable and corporate bonds. The characteristics of these investments have generally not been altered through the use of derivative financial instruments.


Life Operations--Policy Liability Characteristics

Policy liabilities in the life operations totaled $18.2 billion (net of ceded reinsurance) at September 30, 1994 which are backed by $20.7 billion in total assets (including insurance investments of $17.3 billion). Matching of the duration of Life investments with respective policyholder obligations is an explicit objective of the Life management strategy. Policy liabilities in the Life operations, along with estimated duration periods can be summarized based on investment needs in the following 5 categories at September 30, 1994 (in billions):

                                                     Estimated Duration (Years)
                                                     -------------------------
                                         Balance at    Less              over
        Description                    Sept.30, 1994  than 1  1-5  6-10   10
       -------------                   -------------  ------  ---  ----  ----


Fixed rate asset accumulation vehicles       3.1       .1    2.2    .3    .5
Indexed asset accumulation vehicles           .9        -     .9     -     -
Interest credited asset accumulation
vehicles                                    11.3       .1    7.4   2.9    .9
Long-term payout liabilities                 2.3       .1     .4   1.6    .2
Short-term payout liabilities                 .6       .6      -     -     -
                                            ----     ----   ----  ----  ----
Total                                      $18.2       .9   10.9   4.8   1.6
                                            ====     ====   ====  ====  ====

Fixed Rate Asset Accumulation Vehicles -- Products in this category require the Company to pay a fixed rate for certain period of time. The cash flows are not interest sensitive because the products are written with a market value adjustment, and the liabilities have protection against the early withdrawal of funds through surrender charges. The primary risk associated with these products is that the spread between investment return and credited rate is not sufficient to earn the required return. Product examples include fixed rate annuities with a market rate adjustment and fixed rate guaranteed investment contracts. Contract duration is reflected above and is dependent on the policyholder's choice of guarantee period. The weighted average credited policyholder rate for these policyholder liabilities is 7.5 percent.

Indexed Asset Accumulation Vehicles -- Products in this category are similar to the fixed rate asset accumulation vehicles, but require the Company to pay a rate that is determined by an external index. The amount and/or timing of cash flows will therefore vary based on the level of the particular index. The risks inherent in these products are similar to the fixed rate asset accumulation vehicles, with an additional risk of changes in the index adversely affecting profitability. The weighted average credited rate for these contracts is 5.8 percent. Product examples include indexed guaranteed investment contracts with an estimated duration of up to 2 years.



Interest Credited Asset Accumulation Vehicles -- Products in this category credit interest to policyholders, subject to market conditions and minimum guarantees. Policyholders may surrender at book value, but are subject to surrender charges for an initial period. The risks vary depending on the degree of insurance element contained in the product. Products examples include universal life contracts and fixed account of variable annuity contracts. Liability duration is short to intermediate term and is reflected in the table above. The average credited rate for these liabilities is
5.75 percent.

Long Term Pay Out Liabilities -- Products in this category are long term in nature and contain significant actuarial (mortality, morbidity) pricing risks. The cash flows are not interest sensitive, but do vary based on the timing and amount of benefit payments. The risks associated with these products are that the benefits will exceed expected actuarial pricing and/or the investment return is lower than assumed in pricing. Product examples include structured settlement contracts, on-benefit annuities and long-term disability contracts. Contract duration is generally 6 to 10 years but, at times, exceeds 30 years. Policy liabilities under these contracts are not interest sensitive. Asset and liability durations are matched with the cash flow characteristics of the claim.

Short Term Pay Out Liabilities -- These liabilities are short-term in nature with a duration less than one year.
Substantially all risks associated with these products are determined by the non-investment contingencies such as mortality or morbidity. Liquidity is of greater concern than for the long term liabilities. Products include individual and group term contracts and short term disability contracts.

Separate Account Variable Products -- Represent products for which a separate investment and liability account is maintained on behalf of the policyholder who bears the investment risk. Investment strategy varies by fund choice, as outlined in the prospectus or separate account plan of operations. Products include variable annuities and variable life contracts. Separate account assets and liabilities totaled $20.7 billion at September 30, 1994.



Life Operations--Invested Asset Characteristics and
Derivative Strategies to Facilitate Asset-Liability
Management

Invested assets in the Life operations totaled $17.3 billion at September 30, 1994 and are comprised of asset-backed securities ($6.2 billion), government bonds and notes ($7.6 billion), inverse floating securities ($0.9 billion), and other investments, primarily policy loans ($2.6 billion). The estimated maturities of these fixed and variable rate investments, along with the respective yields at September 30, 1994, are reflected below (in millions). Asset-backed securities are distributed to maturity year based on the Corporation's estimate of the rate of future prepayments of principal over the remaining life of the securities. Expected maturities differ from contractual maturities reflecting borrower's rights to call or prepay their obligations.

                            ---------------Estimated Maturity----------------
                            1994-
                            1995    1996  1997  1998  1999  Thereafter  Total
                           -----    ----  ----  ----  ----  ----------  -----
ASSET BACKED SECURITIES
Variable Rate*
  Amortized Cost             101    152   130   110    108      298        899
  Market Value	               91    160   136   116    112      306        921
  Taxable Equivalent
    Yield                   5.93%  7.83% 7.88% 7.97%  7.45%    8.50%      7.62%
Fixed Rate
  Amortized Cost       	     954    934   528   470     806     1,985    5,677
  Market Value	              950    922	  519   449     758     1,658    5,256
  Taxable Equivalent
    Yield                  7.38%  6.94% 7.33% 7.20%   6.84%     7.28%    7.17%

BONDS AND NOTES
Variable Rate*
  Amortized Cost             64    115     45     26      66      209      525
  Market Value	              63	   112 	   42	    26	     61	     205      509
  Taxable Equivalent
    Yield	                 6.06%  5.81%  6.09% 	5.49%  	5.53%   	5.59%     5.70%
Fixed Rate
  Amortized Cost	           801   1,234  1,077    758    754     2,782    7,406
  Market Value	             801   1,211  1,046    731    730     2,632    7,151
  Taxable Equivalent
    Yield             			  6.64%  6.31%   6.14%   6.28%  6.71%   7.21%    6.63%

INVERSE FLOATING
  Amortized Cost	           256     35     122      31     48      573   1,065
  Market Value	             255     33     113      27     42      390     860
  Taxable Equivalent
    Yield             			  8.57% 10.99%   7.47%  10.62%  9.35%    9.30%   9.07%

TOTAL FIXED MATURITIES
Amortized cost            2,176  2,470   1,902   1,395  1,782    5,847  15,572
Market Value              2,160  2,438   1,856   1,349  1,703    5,191  14,697
Taxable Equivalent
    Yield                 7.13%  6.69%   6.67%   6.80%  6.84%    7.42%   7.02%


In addition, other investments comprised primarily of policy loans, totaled $2.6 billion at September 30, 1994. These loans, which carry a current weighted average interest rate of 10%, are secured by the cash value of the life policy. These loans do not mature in a conventional sense but expire in conjunction with the supporting actuarial assumptions and developments.

*Variable rate securities are instruments for which the coupon rates move directly with an index rate. Included in the caption are the Company's holdings of residuals and interest-only securities which represent less than 1% of the Life operations investment assets. Residuals, for which cost approximates market, have an average life of 5.1 years and earn an average yield of 27.4%. Interest only securities, for which cost approximates market, have an average life of 6.3 years and earn an average yield of 12.3%.



Life investments are managed to conform with the various liability-driven objectives discussed above. Derivatives play an important role in facilitating the management of interest rate risk, in creating opportunities to develop asset packages which efficiently fund product obligations, in hedging against indexation risks which affect the value of certain liabilities, and in adjusting broad investment risk characteristics when dictated by significant changes in market risks. As an end user of derivatives, the Corporation uses a variety of derivative financial instruments, including swaps, caps, floors and exchange traded financial futures and options as a means of prudently hedging exposure to price, foreign currency and/or interest rate risk on anticipated investment purchases or existing assets and liabilities. The notional amounts of derivative contracts represent the basis upon which pay and receive amounts are calculated and are not reflective of credit risk. Credit risk is limited to the amounts calculated to be due to the Corporation on such contracts. Payment obligations between the Corporation and its counterparties are typically netted on a quarterly basis. The Corporation has strict policies regarding the financial stability and credit standing of its major counterparties and typically requires credit enhancement requirements to further limit its credit risk. Notional amounts pertaining to derivative financial instruments totaled $13.0 billion at September 30, 1994 ($11.2 billion related to Life investments and $1.8 billion on the liabilities).

The following strategies are used to managed the aforementioned risks associated with the Life obligations:

Anticipatory Hedging -- For certain liability types, the company commits to the price of the product in advance of the receipt of the associated premium or deposit. To hedge the Company's expected cash flows against adverse changes in market interest rates, the Company routinely executes anticipatory hedges which immunize the Company against asset price changes which would result from changes in market interest rates. Typically, these hedges involve taking a long position in an interest rate future or swap which has a duration equivalent to the anticipated investments, which in turn approximate the duration of the associated liabilities. The notional amounts of derivatives used for anticipatory hedges totaled $0.7 billion at September 30, 1994.



Liability Risk Adjustments -- Several products obligate the Company to credit a return to the contractholder which is indexed to a market rate. Derivatives, typically in the form of swaps, are extensively used to convert the specific liability indexation risk to a risk which is more common, such as a fixed rate or a floating rate of LIBOR. By swapping the liability risk into a more common asset risk, a broader array of assets may be effectively matched against these liabilities. This strategy permits the customization of liability indexation to meet customer objectives without the need to identify assets which directly match each index. The notional amounts of derivatives used for liability risk adjustment totaled $1.8 billion at September 30, 1994.

Asset Hedges/Synthetic Asset Investments -- The selection of investment risk characteristics is driven by the liability-specific needs of each obligation. Investment needs may range from very short duration to very long duration, from floating rate to fixed rate, from callable to non-callable.
To meet the obligations of Life policyholders, investment managers consider a range of available investment alternatives. In order to provide greater risk diversification, the Company often invests in securities for which most, but not all, of the desired investment characteristics are met. The Company may choose to create a synthetic asset by combining two or more instruments to achieve the desired investment characteristics. Many times, the unwanted risks can be effectively managed through the use of derivatives. As an example, currency-linked notes or inverse floating rate characteristics can be converted to alternative fixed or floating rate notes with any currency or unwanted interest risk eliminated or reduced. The choice of derivative instrument for hedging depends upon the investment risk to be offset, the cost efficiency and liquidity of the derivative instrument, as well as the ongoing need to review the overall balance of asset and liability characteristics in the Life operations. The notional amounts of derivatives used for hedges of physical or synthetic assets totaled $10.2 billion at September 30, 1994.

Duration Hedges -- The term "duration" refers to the degree of change in the value or return of an asset (or group of assets) which results from an external market change, such as a change in level of current interest rates. As market conditions change, these duration characteristics sometimes require adjustments in order to preserve the appropriate asset-liability balance. As an example, a precipitous drop in interest rates may accelerate mortgage prepayments and shorten the expected maturity of a portfolio of mortgage securities. Duration hedges compensate for this risk by adjusting average asset duration parameters. The notional amounts of derivatives used for duration hedges totaled $0.3 billion as of September 30, 1994.


A summary of insurance investments, including assets at both the Life and Property and Casualty operations, segregated by major category along with the types of derivatives and their respective notional amounts, are as follows as of September 30, 1994 (in millions):


                                                 Amount Hedged
                                               (Notional Amounts)
                                               ------------------
                                          Purchased
                                 Issued      Caps,                   Total
                       Carrying   Caps,     Floors   Futures Swaps  Notional
   Investments          Value  Floors(b)  Collars (c)  (d)    (e)    Amount
   -----------          -----  ---------  -----------  ---    ---    -----

Asset Backed Securities
(ex. Inverse Floaters)    8,591     1,510     2,796   1,419   1,522   7,247
Inverse Floaters (a)        946       354	       80      19     364     817
Other Bonds and Notes  	 16,431       -       1,185     187   1,011   2,383
Short-Term Investments	   1,216       -         -        -       -        -
Other Investments	        4,365       -         -        -       -
Anticipatory                -        -          -        65     685     750
                           -----   ------    ------   ------  ------  ------
Total Insurance
 Investments              31,549    1,864     4,061   1,690    3,582  11,197
	                         ======   ======    ======   ======  ======  ======

(a) Life operations own inverse floaters, which are variations of CMO's for which the coupon rates move inversely with an index rate (i.e., LIBOR). The risk to principal is considered negligible as the underlying collateral for the securities is guaranteed or sponsored by government agencies. To address the volatility risk created by the coupon variability, the Company uses a variety of derivative instruments, primarily interest rate swaps and issued floors.

(b) Comprised primarily of caps ($1,739 million) with a weighted average strike rate of 7.9% (ranging from 6.8% to 10.3%). Over 85% mature in 1997 and 1998. Issued floors total $125 million with a weighted average strike rate of 8.3% and mature in 2004.

(c) Comprised of purchased floors ($2,371 million), purchased options and collars ($1,300 million) and purchased caps ($390 million). The floors have a weighted average strike price of 5.9% (ranging from 4.8% to 6.8%) and over 85% mature in 1997 and 1998. The options and collars generally mature in 1995 and 1999. The caps have a weighted average strike price of 7.2% (ranging from 4.5% to 9.0%) and over 67% mature in 1997 through 1999.

(d)  Over 95% of futures contracts expire before December
31, 1994.

(e)The following table summarizes the maturities of interest rate swaps outstanding at September 30, 1994 and the related weighted average interest pay rate or receive rate assuming current market conditions (in millions):

                    						                                          2000 and
	                           1994  	1995  	1996  	1997  	1998 	1999 thereafter	 Total
                            ----   ----   ----   ----   ----  ---- ----------  -----

Pay Fixed/Receive Variable
Notional Value	              - 	     -     	33	    -	     -   	71	    268	       372
Weighted Avg. Pay Rate	      -       - 	   7.7%  	 -      - 	 7.5%	   7.8%	     7.7%
Weighted Avg. Receive Rate	  - 	     -     6.2%  	 -	     -	  5.2%	   6.0%	     5.9%

Pay Variable/Receive Fixed
Notional Value                55     534    195 	  329	   633   575	    372	     2,693
Weighted Avg. Pay Rate	     4.5%	   4.6%	  5.4%  	4.8%  	5.1%  4.9%   	5.0%   	  4.9%
Weighted Avg. Receive Rate	 8.8%   	8.0%	  6.4%  	6.1%  	5.4%  5.5%    6.5%	      6.3%

Pay Variable/Receive Different
Variable
Notional Value	               -     	105    	50    	18    	15 	   100  229         517
Weighted Avg. Pay Rate	       -     4.1%  	5.1% 	 7.6%  	6.3%   	5.8% 	5.8%       5.4%
Weighted Avg. Receive Rate	   -	   10.2% 	 4.8%  	9.5%  	5.0%   	5.9%	 5.9%       7.0%

Total Interest Rate Swaps  	  55   	639   	278   	347   	 648   	746  	869   	  3,582
Total Weighted Avg. Pay Rate 4.5% 	 4.6%  	5.7%  	5.0%  	 5.2%  	5.2%   6.2%       5.3%
Total Weighted Avg. Rec. Rate8.8% 	8.4% 	 6.1% 	 6.3%    5.4%  	5.5%   6.1%       6.3%

In addition to risk management through derivative financial instruments pertaining to the investment portfolio, interest rate sensitivity related to certain Life liabilities and variable rate debt was altered primarily through interest rate swap agreements. The notional amount of these agreements in which the Company generally pays one variable rate in exchange for another, was $1.8 billion at September 30, 1994. The weighted average pay rate is 5.5% the weighted average receive rate is 6.0%, and these agreements mature at various times through 2002. An additional $200 million notional amount of interest rate swaps have been entered into related to the insurance operations' variable rate debt.

The Corporation is committed to maintaining an effective risk management discipline. Approved derivatives usage must support at least one of the following objectives: to manage the risk to the operation arising from price, interest rate and foreign currency volatility, to manage liquidity, and control transaction costs. All investment activity in the Insurance operations is subject to regular review and approval by the Insurance operation's Finance Committee. Credit limits, diversification standards and review procedures for all credit risk whether borrower, issuer, or counterparty have been established. The Life operations analyze the aggregate interest rate risk through the use of a proprietary, multi-scenario cash flow projection model which encompasses all liabilities and their associated investments, including derivatives.





Other Derivative Activity

While risk management through derivative financial instruments is used extensively in the life insurance operations, derivatives are used to a lesser degree in several other segments of the Corporation. Interest rate risk relative to the Corporation's debt portfolios are also managed through interest rate swap agreements, primarily in the Finance segment. Foreign currency risk relative
Corporation's net investment in a foreign country, foreign denominated debt or a specific foreign denominated transaction are also managed through currency swaps and forward exchange contracts.

Derivative Activity in the Finance Segment

In the Corporation's Finance business segment (which has been reflected as a "Discontinued Operation" as of September 30, 1994), interest rate swaps and other derivative instruments are generally used in conjunction with debt obligations to hedge the Corporation's exposure to interest rate changes. In all cases, counterparties under these agreements are major financial institutions with the risk of non-performance considered remote. Total debt of the Finance segment was $11.2 billion at September 30, 1994. The notional amount of dollar denominated interest rate swaps that are hedging various categories of debt liabilities is detailed in the following table ($ in millions):

                                                          Convert
                                                         Variable
                                        Pay              Index to
                                      Variable Pay Fixed Different Total
              		             Carrying Receive  Receive   Variable Notional    Latest
                              Value   Fixed    Variable   Index    Amount    Maturity
                              -----   -----   ---------   -----    ------    --------
Commercial Paper              3,565      -      260        205       465     1998
Bank Loans and Short-Term Debt  943      42      -         100       142     1999
Long-Term Debt                6,661   1,205      -         290     1,495     2011
                              -----   -----    -----     -----     -----
Total Finance Debt           11,169   1,247     260        595     2,102
                             ======   =====    =====     =====     =====

The following table summarizes the maturities of interest rate swaps outstanding at September 30, 1994 and the related weighted average interest pay rate or receive rate.

The rates in the following table represent spot rates (floating rates are primarily 90-day LIBOR):

                                                                      2000-
                              1994   1995   1996   1997  1998  1999   2001    Total
                              ----   ----   ----   ----  ----  ----   ----    -----

Pay fixed/receive variable
Notional value                  -     -      260     -     -    -      -     260

Weighted average receive rate  	-    	-   	5.02%    	-    	-    	-    	-    	5.02%
Weighted average pay rate       -    	- 	  6.08%  	  -    	-    	-    	-    	6.08%

Pay variable/receive fixed:
Notional value	               		-    	225    75    	67    	20  	255  	605 	1,247
Weighted average receive rate  	-   6.96% 	4.56%	 6.18%  6.89%	6.92%	7.57%	7.07%
Weighted average pay rate      	-   4.96% 	4.06%	 5.17%	 4.99%	4.94%	4.96%	4.91%

Pay a floating rate/receive
 a different floating rate:
Notional value             			 20   	170    	25  	  320    	60	   -   	-   	595
Weighted average receive rate5.91%  3.66%  3.65%	  5.11%  4.98%   	-   	-   4.48%
Weighted average pay rate   	5.35%  5.11%  4.50%	  4.87%	 4.51%   	-   	-   4.95%

Total Notional Value		        20    	395	  360  	   387	    80  	255 	605   2,102
Total weighted average
Receive Rate               	5.91%  5.54%  4.83%   5.17%  5.46% 	6.77%7.57% 6.08%
Pay Rate  	                	5.35% 	5.03%  5.59%  	4.88%	 4.63% 	4.95%4.96% 5.05%

In addition, purchased interest rate caps with a notional principal amount of $1.3 billion were in effect as of September 30, 1994. The caps are used to mitigate the risk of rising interest rates on the Corporation's variable rate obligations.

Derivative Activity at Headquarters and Other Business
Segments

A portion of the Corporation's operations and invested assets are based outside the United States (primarily
Western Europe).

Foreign currency swaps were in effect at September 30, 1994 with a notional amount totaling $158 million. These agreements are used to mitigate the risk of fluctuating foreign exchange rates associated with foreign currency denominated debt.

Forward exchange contracts with a notional amount of $797 million (the Corporation is the seller under $286 million and the buyer under $511 million) were in effect at September 30, 1994. These agreements are generally used to mitigate the foreign exchange risk associated with specific transactions and the Corporation's investment in foreign countries.



Of the total notional amount, $200 million hedges dollars with French Francs while the majority of the balance hedges dollars with Deutsche Marks, Swiss Francs, Dutch Guilders and other European currencies. In all cases, counterparties under these agreements are major financial institutions with the risk of nonperformance considered remote. There are no significant unrealized gains or losses on these contracts.

Accounting Policies

During the 1994 first quarter, ITT adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The new standard requires, among other things, that securities be classified as "held-to-maturity", "available for sale" or "trading" based on the company's intentions with respect to the ultimate disposition of the security and its ability to effect those intentions. The classification determines the appropriate accounting carrying value (cost basis or fair value) and, in the case of fair value, whether the adjustment impacts Stockholders Equity directly or is reflected in the Statement of Income. Investments in equity securities had previously been recorded at fair value with the corresponding impact included in Stockholders Equity. Under SFAS No. 115, the Corporation's portfolios are generally classified as "available for sale" and accordingly, investments are reflected at fair value with the corresponding impact included as a component of Stockholders Equity designated "Unrealized gain/(loss) on securities net of tax". As with the underlying investment security, unrealized gains and losses on derivative financial instruments are considered in determining the fair value of the portfolios. This treatment is consistent with the Corporation's use of derivatives as risk management tools which are an integral part of the insurance investments.

SFAS 80, "Accounting for Futures Contracts", establishes the standards of accounting for exchange traded futures contracts which are used to hedge the risks associated with both anticipated transactions and existing assets and liabilities. The Corporation's minimum threshold for hedge designation is 80% correlation at inception of the asset-liability management strategy. While the Corporation's policy had been to allow variations from the 80% correlation for short periods of time, it has revised the policy, in the fourth quarter of 1994, to require that the 80% correlation threshold be maintained. If correlation, which is reassessed monthly and measured based on a rolling three month average, falls below 80%, hedge accounting will be terminated. Gains or losses on futures purchased in anticipation of the future receipt of product cash flows are deferred and, at the time of the ultimate purchase, reflected as a basis adjustment to the purchased asset. Gains or losses on futures used in invested asset risk management are deferred and adjusted into the basis of the hedged asset when the contract is closed. The basis adjustments are amortized into investment income over the remaining asset life.



Open forward commitment contracts are marked to market through stockholders equity. Such contracts are recording the purchase of the specified securities at the previously committed price. Gains or losses resulting from the termination of the forward commitment contracts before the delivery of the securities are recognized immediately in the income statement as a component of investment income.

The Corporation's accounting for interest rate swaps and purchased or written caps, floors and options used to manage risk is in accordance with the concepts established in SFAS 80, "Accounting for Futures Contracts", the American
Institute of Certified Public Accountants Statement of
Position 86-2, "Accounting for Options" and various EITF pronouncements, except for written options which are written in all cases in conjunction with other assets and derivatives as part of an overall risk management strategy. Such synthetic instruments are accounted for as hedges. Derivatives, used as part of a risk management strategy, must be designated at inception as a hedge, measured for effectiveness both at inception and on an ongoing basis. Derivatives used to create a synthetic asset must meet synthetic accounting criteria including designation at inception and consistency of terms between the synthetic and the instrument being replicated. Synthetic instrument accounting, consistent with the industry practice, provides that the synthetic asset is accounted for like the financial instrument it is intended to replicate. Interest rate swaps and purchased or written caps, floors and options which fail to meet risk management criteria are accounted for at fair value with the impact reflected in the Statement of Income.


Interest rate swaps involve the periodic exchange of payments without the exchange of underlying principal or notional amounts. Net payments are recognized as an adjustment to income. Should the swap be terminated, the gains or losses are adjusted into the basis of the asset or liability and amortized over the remaining life. The basis of the underlying asset or liability is adjusted to reflect changing market conditions such as prepayment experience.
Should the asset be sold or liability terminated, the gains or losses on the terminated position are immediately recognized in earnings. Interest rate swaps purchased in anticipation of an asset purchase ("anticipatory transaction") are recognized consistent with the underlying asset components. That is, the settlement component is recognized in the Statement of Income while the change in market value is recognized as an unrealized gain or loss.

Premiums paid on purchased floor or cap agreements and the premium received on issued cap or floor agreements (used for risk management), as well as the net payments, are adjusted into the basis of the applicable asset and amortized over the asset life. Gains or losses on termination of such positions are adjusted into the basis of the asset or liability and amortized over the remaining asset life.

Forward exchange contracts and foreign currency swaps are accounted for in accordance with SFAS 52. Changes in the spot rate of instruments designated as hedges of the net investment in a foreign subsidiary are reflected in the cumulative translation adjustment component of stockholders equity.







SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



						ITT CORPORATION



						By    /s/Jon F. Danski
            					 Jon F. Danski
						Senior Vice President and
							   Controller



Dated:   December 15, 1994